ASSET PURCHASE AGREEMENT



     THIS AGREEMENT made the 31st day of May, 2006, by and between General Sound (Texas) Company, a Delaware corporation, with its principal office located at 1202 Exchange Drive, Richardson, Texas ("Seller"), and LCR Sound, a Texas company, with its principal office located at 4334 Brookview, Dallas, Texas 75220 ("Buyer").


                                    WHEREAS:


     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, upon the terms and conditions set forth below, certain of the assets and property of Seller, together with Seller's trade name, namely "General Sound".

     NOW, THEREFORE, in consideration of the mutual promises contained in this agreement and other good and valuable consideration had and received by each of the parties to this agreement from each of the other parties, Seller agrees with Buyer and Buyer agrees with Seller as follows:


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1. SALE AND PURCHASE OF ASSETS.

     1.1. Upon and subject to the terms and conditions set forth below, on the Closing Date (as defined below) Seller shall sell to Buyer or its assign, and Buyer or its assign shall buy from Seller, all of the following properties and assets (the "Assets":

          1.1.1. All company vehicles (excepting 2003 and 2006 Ford Explorers)

          1.1.2. All Business inventory items both new and used, assets tangible or intangible, all furniture, computers, computer software (including all program codes, materials and related program documentation) tools and equipment, test and repair equipment relating directly to the operation of the business and all other personal property the Seller used to operate the business.

          1.1.3. All customer contracts and lists, all customer accounts.

          1.1.4. All files, books and records including general business and accounting records, all employment and personnel records and supplier lists and agreements.

          1.1.5. All jobs in progress or under contract.

          1.1.6. All company name, trademark or intellectual property.

     1.2. Excluded Assets/Liabilities

          1.2.1. All Cash or cash equivalents and securities as of the Closing Date

          1.2.2. All Accounts receivable/payable

          1.2.3. Any interest in any real property

          1.2.4. All contracts, agreements, purchase orders or other obligations or liabilities of seller other than the Assumed Contracts and Customer Accounts.


2. PURCHASE PRICE.

     2.1. Buyer shall pay to Seller a total purchase price of Five Hundred and Seventy-four Thousand Dollars ($518,000) on the Closing Date as provided below, for the entire business and all of the assets being purchased under this agreement, such purchase price to be allocated as follows:

          2.1.1. $ 313,000 to the purchase price for the inventory, equipment, and supplies; and

          2.1.2. $ 205,000 to goodwill.

3. REAL ESTATE LEASE.

     Buyer and Seller specifically agree that Buyer will assume Seller's lease on 1202 Exchange Drive, Richardson, Texas (the "Premises"), and that all costs, expenses and occupancy of the Premises, from and after Closing, shall be paid by Buyer.

4. CLOSING DATE.

     4.1. The Closing Date shall be on the day and date that Buyer and Seller agree in writing, but in no event shall the Closing Date be later than May 31, 2006. Upon the Closing Date, Seller shall execute and deliver to Buyer a bill of sale in the form attached as Exhibit and made a part of this agreement (hereinafter the "Bill of Sale"), such Bill of Sale to be effective to vest in Buyer good and marketable title to all the property described in Subparagraph , above.

     4.2. Upon the Closing Date, Buyer or its nominee shall deliver to Seller Five Hundred and Seventy-four Thousand Dollars ($518,000), payable by wire transfer or immediately available funds as and for the Purchase Price due pursuant to this Agreement.

5. WARRANTIES AND REPRESENTATIONS.

     5.1. Seller, as a material inducement to Buyer to enter into this Agreement, covenants, represents and warrants to Buyer that:

          5.1.1. Seller is a corporation duly organized and in good standing under the laws of the State of Delaware, is unconditionally bound by this Agreement, and has taken all corporate action required under the laws of the State of Texas to authorize the entry into and consummation of this Agreement;

          5.1.2. Seller has good and marketable title to all the business assets being sold herein, free and clear of all claims, liens, charges and encumbrances, and upon delivery by Seller to Buyer of the Bill of Sale, Buyer will own such business assets free and clear of all claims, liens, charges and encumbrances;

          5.1.3. Prior to the Closing Date, Seller shall take all corporate action required by its charter, the laws of the State of Delaware and reasonable requests of Buyer's counsel, including but not limited to resolutions of its Board of Directors and
               Shareholders, to fully authorize Seller to enter into and consummate this Agreement and the transactions contained herein;

          5.1.4. All State of Texas sales, use and other ad valorem taxes, occupational and business taxes due and owing with respect to the business conducted by Seller have been paid in full on or before the date hereof; and

5.1.5 . Seller's employees are not represented by any union and are not subject to any collective bargaining agreement, and Seller has no agreement, written, oral, implied or express, with any employee or group of employees under which any claim of continued right to work or other employment might or could be asserted against Buyer before or after the Closing Date.

     5.2. Buyer, as a material inducement to Seller to enter into this Agreement, covenants, represents and warrants to Seller that:

          5.2.1. It is a company duly organized and in good standing under the laws of the State of Texas, is unconditionally bound by this Agreement and has taken such action required under the laws of the State of Texas to enter into and consummate (by way of either initial action or ratification or adoption of prior action) this Agreement; and

          5.2.2. Prior to the Closing Date, Buyer shall take all corporate action required by its charter, the laws of the State of Texas, and reasonable requests of Seller's counsel in order to enter into and consummate the transaction contained herein.

          5.2.3. Subsequent to Closing, and for a period of six (6) years, Buyer shall make available to Seller, either the originals or copies of any and all tax or accounting records as the Seller may request.

6. CONDITIONS.

     6.1. Buyer shall not be obligated to complete the transactions contemplated by this agreement unless, on the Closing Date, each of the following conditions is satisfied:

          6.1.1. All covenants, representations and warranties of Seller set forth in Paragraph are, on the date of this Agreement and on the Closing Date, true and correct;

          6.1.2. Seller has complied with its agreements herein to be performed by Seller at or prior to the Closing Date;

          6.1.3. All legal matters in connection with the transaction contemplated by this Agreement and all instruments to be delivered by Seller to Buyer pursuant to this agreement are in form and substance satisfactory to Buyer's counsel; and

     6.2. Seller  and Buyer  may each  waive in  writing  any one or more of the
          conditions  of  their   respective   obligations  set  forth  in  this
          agreement.

7. DEBTS AND TAXES.

     7.1. It is specifically understood and agreed that Buyer shall not assume Seller's accounts payable. Seller agrees and hereby indemnifies and holds Buyer harmless from any and all claims arising out of non-payment of such accounts payable.

     7.2. Seller shall further pay and discharge, without proration or recourse to Buyer, all present and future debts, liabilities and taxes (including, but not limited to, sales, withholding and personal property taxes) attributable to Seller's operation of Seller's business prior to closing, and Seller shall indemnify and hold Buyer harmless for any costs, charges and/or expenses to Buyer in connection therewith.

     7.3. With respect to the assets, Seller shall indemnify and hold Buyer harmless against all claims, causes of action, liens or encumbrances, including, without limiting the generality of the foregoing, any claims for taxes of any character, accrued (whether or not payable) or payable prior to the Closing Date, which may be asserted by Seller's creditors or anyone claiming by, through or under Seller, against Buyer or all or any part of the assets used in Seller's business and being transferred pursuant to the terms of this Agreement.

     7.4. It is expressly agreed and understood by and between Seller and Buyer that Seller's accounts receivable due and owing prior to the execution of this agreement (the "Retained Receivables"), are not being transferred pursuant to this Agreement. Buyer shall have no right to the Retained Receivables. Buyer shall cooperate with Seller with respect to all Retained Receivable to be collected by Seller after Closing. Before instituting any suit or similar proceeding against the account debtor, Seller shall notify Buyer and give it reasonable opportunity (not to exceed 30 days) if it so requests, to assist with the collection. Buyer may at any time acquire any Retained Receivable from Seller at the face amount. The parties hereto shall negotiate in good faith the equitable distribution of any proceeds of receivables that accrue or are created on account of projects (i) completed in whole or in part by Seller and performed by Buyer; or (ii) performed in part by Seller but not invoiced prior to the Closing Date.

8. NO BROKER.

     Each party agrees that such party has not incurred and will not incur any liability for brokerage fees, finders fees, or agents' commissions in connection with this Agreement and the transactions contemplated hereby; each party agrees to hold harmless and indemnify the other party for any breach by such party of the within warranty.

9        .        CERTIFICATES

         At Closing, Seller shall furnish to Buyer certified copies of resolutions of its Shareholders and Board of Directors authorizing all transactions contemplated by this Agreement and authorizing the officers of Seller to act on behalf of Seller to consummate the transactions contemplated by this Agreement.


10. NOTICE.

     Any notice or other communication required or permitted to be given to the parties shall be deemed to be given if delivered, or three days after the same is mailed by certified mail, return receipt requested, first-class, postage prepaid, addressed as follows:

         If to Seller:     General Sound (Texas) Company
                           209 Lafayette Drive
                           Syosset, NY 11791
                           Attention: John Poserina


         With a copy to Seller's counsel:

                           Dennis P. McConnell, Esq.
                           Dolgenos Newman & Cronin LLP
                           271 Madison Avenue, 12th Floor
                           New York, NY 10016


         If to Buyer:      LCR Sound
                           4334 Brookview
                           Dallas, Texas 75220


     Or at such other addresses as the parties may from time to time designate in writing.

11. EMPLOYEES.

     11.1. Buyer shall not be obligated to hire or continue the employment of any of Seller's employees, or representatives (expect as set forth in this section), and Seller shall, prior to the Closing, make any necessary or appropriate arrangements as directed by Buyer in connection with the termination of any relationship with such persons or such employees and shall otherwise aid in the transition of any retained employees from Seller to Buyer.

     11.2. Buyer agrees to hire the following employees of Seller for the weekly salary set forth beside each persons name:

This agreement is for no definite term and does not represent an obligation on the part of Buyer to continue the employment of any of the persons set forth above.


12. INDEMNIFICATION.

     12.1. Seller shall defend, indemnify and save and hold Buyer harmless from and against any and all damages, losses, obligations, claims, encumbrances, deficiencies, costs, expenses, and other liabilities of every kind, nature and description that Buyer shall suffer, sustain, incur or be required to pay by reason of any breach of Seller hereunder or by reason of the failure of Seller to observe or perform any of the covenants, obligations, restrictions, or other terms, provisions or conditions of this Agreement, or by reason of any representations or warranties of Seller, contained in this Agreement being untrue or incorrect in any respect, or from the operation or conduct of Business before Closing.

     12.2. Buyer shall defend, indemnify and save and hold Seller harmless from and against any and all damages, losses, obligations, claims, encumbrances, deficiencies, costs, expenses, and other liabilities of every kind, nature and description that Seller shall suffer, sustain, incur or be required to pay by reason of any breach of Buyer hereunder or by reason of the failure of Buyer to observe or perform any of the covenants, obligations, restrictions, or other terms, provisions or conditions of this Agreement, or by reason of any representations or warranties of Buyer, contained in this Agreement being untrue or incorrect in any respect, or from the operation or conduct of Business after Closing.

13. COVENANT NOT TO COMPETE.

     13.1. For a period of three (3) years from the date of Closing, Seller shall not, directly or indirectly (including as principal, agent, investor, guarantor or lender) compete with Buyer within the Dallas metropolitan area in the lines of business conducted by Seller as at the Closing Date, without the express written consent of Buyer.

          13.1.1. For purposes of this Paragraph 13, actions or ownership by the Seller or by any stockholder of Seller shall be deemed to be the actions or ownership of the Seller.

     13.2. Seller acknowledges that Buyer shall be entitled to injunctive relief for the breach of the covenant not to compete contained in this Paragraph 13, in addition to all of the remedies which may be available to Buyer.

     13.3. If a court of competent jurisdiction determines that the restrictions contained in this paragraph are too broad to be enforced, it may modify such provisions to the extent necessary to permit their enforceability.

14. ASSIGNMENT.

Buyer may assign this agreement, in whole or in part, including the covenant not to compete to a third party.

15. CAPTIONS.

     The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or in any way limiting or amplifying the terms and provisions hereof.

16. BINDING EFFECT.

     This Agreement shall be binding upon, enforceable by and against, and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

17. SURVIVAL OF OBLIGATIONS.

     Seller and Buyer agree that all of their respective warranties, representations and indemnifications set forth in this Agreement shall survive the delivery and payment for the assets to be transferred hereunder as well as the consummation of the other obligations to be performed by the parties.

18. ENTIRE AGREEMENT.

     This Agreement contains the entire agreement between the parties with respect to the matter provided for herein and shall not be modified, changed or limited in any way except by a written document signed by the parties.

19. NON-WAIVER.

     No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

20. GOVERNING LAW EFFECT.

     This agreement is entered into and intended to be performed in the State of Texas and shall be governed by the laws of the State of Texas.



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21. COUNTERPARTS.

This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          SELLER


                                          By:      ____________________________
                                                   Joe Durham, President



                                          BUYER


                                          By:      _____________________________
                                                   _______________, President





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                                   Exhibit 3.1

                                  Bill of Sale

     General Sound (Texas) Company, a Delaware corporation, in consideration of Five Hundred and Seventy-four Thousand Dollars ($518,000) paid by LCR Sound is hereby acknowledged, has sold and hereby conveys to LCR Sound, or its assignee, all its personal property, including furniture, fixtures, equipment, work in process, inventory, supplies, and intangibles, to have and to hold the same unto LCR Sound, its legal representatives, and assigns forever, free and clear of all liens and encumbrances.

     General Sound (Texas) Company warrants and agrees to defend the title to all of such property for the benefit of LCR Sound, its legal representatives, and assigns against all persons.

     In witness whereof General Sound (Texas) Company, has caused this bill of sale to be executed and delivered this 31st day of May, 2006.




                          GENERAL SOUND (TEXAS) COMPANY


                     By: ___________________________________
                         Joe Durham, President